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                                                                       EXHIBIT 5

                             BASS, BERRY & SIMS PLC
                    A PROFESSIONAL LIMITED LIABILITY COMPANY
                                ATTORNEYS AT LAW



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
         KNOXVILLE OFFICE                                                                 DOWNTOWN OFFICE:
 900 SOUTH GAY STREET, SUITE 1700                   REPLY TO:                              AMSOUTH CENTER
       KNOXVILLE, TN 37902                        AMSOUTH CENTER                  315 DEADERICK STREET, SUITE 2700
          (865) 521-6200                 315 DEADERICK STREET, SUITE 2700             NASHVILLE, TN 37238-3001
                                             NASHVILLE, TN 37238-3001                      (615) 742-6200
          MEMPHIS OFFICE                          (615) 742-6200
    THE TOWER AT PEABODY PLACE                                                           MUSIC ROW OFFICE:
   100 PEABODY PLACE, SUITE 950                 WWW.BASSBERRY.COM                       29 MUSIC SQUARE EAST
      MEMPHIS, TN 38103-2625                                                          NASHVILLE, TN 37203-4322
          (901) 543-5900                                                                   (615) 255-6161
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                                  July 28, 2005


Brown-Forman Corporation
850 Dixie Highway
Louisville, Kentucky 40210

         RE: REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         We have acted as your counsel in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") relating to the Brown-Forman Corporation 2004 Omnibus Compensation Plan (the "Plan") filed by you with the Securities and Exchange Commission, covering an aggregate of 9,932,713 shares (the "Shares") of common stock, $0.15 par value, issuable pursuant to the Plan.

         In so acting, we have examined and relied upon such records, documents, and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to the original documents of all documents submitted to us as certified or photostatic copies.

          Based upon the foregoing, we are of the opinion that the Shares, when issued pursuant to and in accordance with the Plan, will be validly issued, fully paid, and non-assessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                                Very truly yours,


                                                /s/  Bass, Berry & Sims PLC